                                                           Exhibit 99.B(h)(7)(C)

                                   PROXY AGENT

                            FEE ALLOCATION AGREEMENT

PROXY VOTING FEE ALLOCATION AGREEMENT, made as of the 21st day of August, 2003 (the "Agreement"), is entered into by and among ING Investments, LLC ("ING Investments"), Directed Services, Inc. ("DSI"), ING Life Insurance and Annuity Company ("ILIAC") and the ING funds listed on SCHEDULE A attached hereto (each a "Fund," and collectively the "Funds"), each acting on its own behalf, and on behalf of its series portfolios.

WHEREAS, each Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), the series of which are managed by ING Investments, DSI or ILIAC (each an "Adviser," and collectively the "Advisers"); and

WHEREAS, the Board of Directors/Trustees of each Fund (the "Board") has adopted procedures and guidelines to govern the voting of proxies relating to each Fund's portfolio securities; and

WHEREAS, the Board has authorized the retention of an independent proxy voting service, Institutional Shareholder Services, Inc. ("ISS"), to assist in the voting of Fund proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services; and

WHEREAS, the Advisers for the Funds have entered into a Master Services Agreement with ISS dated as of the 1st day of July, 2003 which sets forth the fees ("ISS Fees") for the ISS services ("Services") set forth on Addendum No. (ING Funds-ADN.US & Global Voting Agent Service.8/1/2003-I) to the Master Services Agreement in connection with Fund proxies that are to be paid in advance of receipt of such Services; and

WHEREAS, the Advisers and the Funds now desire to establish (i) the criteria by which the ISS Fees shall be allocated among the Advisers and the Funds in connection with the Services to be provided in connection with the Master Services Agreement; and (ii) the basis on which additional Advisers or Funds for which the Advisers may act as investment manager may be added to the Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the Advisers and the Funds as follows:

     1.   ALLOCATION OF ISS FEES ATTRIBUTABLE TO PROXY ADVISORY SERVICES.

          The Advisers and each Fund, on behalf of itself and its series portfolios, shall pay a portion of the ISS Fees attributable to Proxy Advisory Services based upon the following allocation:

          A.   U.S. Proxy Advisory Service

               The Advisers will pay fifty percent (50%) of the ISS Fees attributable to U.S. Proxy Advisory Services. The amount will be allocated among the Advisers based upon Fund assets under management that are invested in U.S. equity positions, as of June 30, 2003, and will be adjusted semi-annually. Each Fund's Net Assets as of June 30, 2003 is listed on SCHEDULE B attached hereto.

               Each Fund will pay a pro rata portion of the remaining fifty percent (50%) of the ISS Fees attributable to U.S. Proxy Advisory Services based upon the percentage of each Fund's net assets that are invested in U.S. equity positions as of June 30, 2003. Such allocations will be adjusted semi-annually based on the percentage of each Fund's net assets that are invested in U.S. equity positions.

          B.   Global Proxy Advisory Service

               The Advisers will pay fifty percent (50%) of the ISS Fees attributable to Global Proxy Advisory Services. The amount will be allocated among the Advisers based on Fund assets under management that are invested in equity securities traded on a foreign exchange as of June 30, 2003, and will be adjusted semi-annually.

               Each Fund will pay a pro rata portion of the remaining fifty percent (50%) of the ISS Fees attributable to Global Proxy Advisory Services based upon the percentage of each Fund's net assets that are invested in equity securities traded on a foreign exchange as of June 30, 2003. Such allocations will be adjusted semi-annually based on the percentage of each Fund's net assets that are invested in equity securities traded on a foreign exchange.

     2.   ALLOCATION OF ISS FEES ATTRIBUTABLE TO VOTING AGENT SERVICE.

          The Advisers and each Fund, on behalf of itself, and its series portfolios, shall pay a portion of the ISS Fees attributable to Voting Agent Services based upon the following allocation:

          A.   Per Ballot

          The Advisers shall pay fifty percent (50%) of the ISS Fees attributable to the Per Ballot portion of the Voting Agent Services. The amount will be allocated among the Advisers based on Fund assets under management that are invested in U.S. and foreign equity positions as of June 30, 2003, and will be adjusted semi-annually.

          Each Fund, on behalf of itself, and its series portfolios, shall pay a pro rata portion of fifty percent (50%) of the ISS Fees attributable to the Per Ballot portion of the Voting Agent Services based upon the percentage of each Fund's net assets that are invested in U.S. and foreign equity positions as of June 30, 2003. Such allocations will be adjusted semi-annually based on the percentage of each Fund's net assets that are invested in equity positions.

          B.   Per Account

          The amount will be allocated among the Funds equally based upon the number of Funds or their series portfolios as of June 30, 2003. Such allocations will be adjusted semi-annually based on the number of Funds or their series portfolios.

     3.   ALLOCATION OF ISS FEES ATTRIBUTABLE TO VOTE DISCLOSURE SERVICES.

     Each Fund shall pay on behalf of itself, and its series portfolios, the ISS Fees attributable to Vote Disclosure Services based up on the following allocation:

     The amount will be allocated on a pro rata basis based upon the percentage of each Fund's net assets that are invested in equity positions as of June 30, 2003. Such allocations will be adjusted semi-annually based on the percentage of each Fund's net assets that are invested in equity positions.

     4.   ALLOCATION OF ISS FEES ATTRIBUTABLE TO CUSTOM POLICY SERVICE.

     Each Fund shall pay on behalf of itself, and its series portfolios, the ISS Fees attributable to Custom Policy Service fees based upon the following allocation:

          The amount will be allocated equally based upon the number of Funds or their series portfolios as of June 30, 2003. Such allocations will be adjusted semi-annually based on the number of Funds or their series portfolios.

     5.   PAYMENTS.

     Each Adviser and Fund will pay a portion of the ISS Fees as specified in Sections 1, 2, 3 and 4 above. Such amounts will be calculated by and communicated to each Fund's Adviser and/or custodian as applicable by ING Funds Services, LLC. Payments shall be forwarded quarterly by each Adviser and/or custodian to ISS as follows:

          Routing Number: 052001633
          A/C # 03935295204
          Bank of America
          Rockville MD

     6.   ADDITIONAL FUNDS.

          (a) If any Advisers are added to the Master Services Agreement, such Adviser shall become subject to this Agreement immediately upon being added to the Master Services Agreement.

          (b) If the Advisers add any additional Funds to the Master Services Agreement, such Fund shall become subject to this Agreement immediately upon being added to the Master Services Agreement.

          (c) Each additional Adviser that becomes subject to this Agreement in accordance with Section 6(a) above shall pay a portion of the ISS Fees as described in Sections 1 and 2 above, as of the date such Adviser becomes subject to this Agreement. Such allocation will be adjusted semi-annually as described in Sections 1 and 2.

          (d) Each additional Fund that becomes subject to this Agreement in accordance with Section 6(b) above shall pay a portion of the ISS Fees as described in Sections 1, 2, 3 and 4 above based on the Fund's net assets or number of Funds, as applicable, as of the date such Fund becomes subject to this Agreement. Such allocation will be adjusted semi-annually as described in Sections 1, 2, 3 and 4.

     7.   CONTINUATION AND TERMINATION.

     The Agreement shall become effective on the date first written above. It shall continue with respect to an Adviser or a Fund until such Adviser or Fund is removed from the Master Services Agreement provided that such Adviser or Fund's portion of the ISS Fees has been paid for the period that the Adviser or Fund utilized the Services.

     The Agreement shall terminate for all Advisers and Funds upon termination of the Master Services Agreement provided that all ISS Fees have been paid for the period that the Advisers and Funds utilized the Services.

     8.   COUNTERPART

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date and year first above written.


     ON BEHALF OF: ALL FUNDS SET FORTH ON SCHEDULE A


     /s/ James M. Hennessy
     ---------------------
     By:  James M. Hennessy
          President
          Duly authorized to execute
          and deliver this Agreement
          on behalf of each Fund set
          forth on Schedule A to the
          Agreement.


     ING INVESTMENTS, LLC


     /s/ Michael J. Roland
     ----------------------
     By:  Michael J. Roland
          Executive Vice President


     DIRECTED SERVICES, INC.


     /s/ David L. Jacobson
     ---------------------
     By:  David L. Jacobson
          Executive Vice President


     ING LIFE INSURANCE AND ANNUITY COMPANY


     /s/ Laurie M. Tillinghast
     -------------------------
     By:  Laurie M. Tillinghast
          Vice President